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                                                                     EXHIBIT 5.1

                       [LETTERHEAD OF GRAHAM & DUNN, P.C.]

                                  March 7, 1996

Board of Directors
West Coast Bancorp
5335 S.W. Meadows Road, Suite 201
Lake Oswego, Oregon  97035

         RE: WEST COAST BANCORP COMBINED 1991 INCENTIVE STOCK OPTION PLAN AND 1991 NONQUALIFIED STOCK OPTION PLAN -- LEGAL OPINION CONCERNING THE VALIDITY OF SECURITIES OFFERED

Ladies and Gentlemen:

         We have acted as counsel to you in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 1,000,000 additional shares of common stock, no par value per share (the "Shares") authorized for issuance under the West Coast Bancorp Combined 1991 Incentive Stock Option Plan and 1991 Nonqualified Stock Option Plan (the "Plan"). A Registration Statement on Form S-8 (the "Registration Statement") is being filed under the Act with respect to the offering of the Shares.

         In connection with the offering of the Shares, we have examined: (i) the Plan, which is filed as Exhibit 99.1 to the Registration Statement; (ii) the Registration Statement, including the remainder of the exhibits; and (iii) such other documents as we have deemed necessary to form the opinions hereinafter expressed. As to various questions of fact material to such opinions, where relevant facts were not independently established, we have relied upon statements of officers of the Company.

         Our opinion assumes that the Shares are issued in accordance with the terms of the Plan.

         Based and relying solely upon the foregoing, we advise you that, in our opinion, the Shares, or any portion thereof, to the extent such Shares represent original issuances by the Company, when issued pursuant to the Plan after the Registration Statement has become effective under the Act will be validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. This consent shall not be construed to cause us to be in the category of persons whose
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Board of Directors
West Coast Bancorp
March 7, 1996
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consent is required to be filed pursuant to Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                     Very truly yours,

                                                     /s/ GRAHAM & DUNN, P.C.